SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF

THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant☒

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[_] Definitive Proxy Statement

[_] Definitive Additional Materials

☒ Soliciting material under Rule 14a-12

WILLIAMS SCOTSMAN INTERNATIONAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (Check the appropriate box):

☒	No fee required.
[_]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
1)	Title of each class of securities to which transaction applies: ______________
2)	Aggregate number of securities to which transaction applies: ______________
3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ______________

4)	Proposed maximum aggregate value of transaction: ______________
5)	Total fee paid: ______________
[_]	Fee paid previously with preliminary materials.
[_]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid: ______________
2)	Form, Schedule or Registration Statement No.: ______________
3)	Filing Party: ______________
4)	Date Filed: ______________

Exhibit 99.1

Employee Stock Purchase Plan – FAQ

In anticipation of the completion of the sale of Williams Scotsman to Ristretto, we’ve compiled some information regarding your payroll deductions currently being held in connection with our Employee Stock Purchase Plan (ESPP) and the treatment of your shares that were previously purchased under the ESPP. Upon the effective time of the sale, Williams Scotsman will no longer be a publicly traded company and all of the company’s stockholders and option holders will receive a cash payment in exchange for their stock or stock options.

Current Offer Period that is scheduled to end December 31, 2007

1.	When will deductions under the current offer period stop?

Deductions will continue through the last pay period that ends prior to the effective time of the sale.

2.	Will shares be purchased upon the effective time of the transaction?

Yes, your accumulated payroll deductions will be used to purchase shares immediately prior to the effective time of the sale at the discounted price under the ESPP, but no stock certificates will be issued, and you will receive a cash payment equal to the fair market value of the number of shares purchased.

3.	What is the discounted price of the shares to be purchased under the ESPP?

The fair market value of the shares is $28.25 (which is the amount per share that shareholders are receiving in the sale transaction). Thus, the discounted purchase price under the ESPP is 95.25% of $28.25, which equals $26.91.

4.	How do I determine my cash payment?

The following example illustrates how the cash payment would be determined assuming you had $500 of accumulated payroll deductions.

Example:

Amount Deferred/Payroll Deductions: $500 (includes residual balance from prior offer period)

Shares to be Purchased: $500 divided by $26.91 = 18 shares (rounded from 18.58)

Total Discounted Purchase Price: $26.91 times 18 shares = $484.38

Total Fair Market Value of Shares: 18 times $28.25 = $508.50

Residual Balance (total payroll deductions minus the total discounted purchase price): $15.62 ($500 minus $484.38)

Total Cash Payment (fair market value of shares plus the residual balance): $508.50 plus $15.62 = $524.12

5.	How will I receive my cash payment?

The cash payment will be made to you through the Williams Scotsman payroll system via your current direct deposit instructions, if any. Otherwise, you will receive a check.

6.	Will taxes be withheld from my cash payment?

You will receive the full amount of your cash payment. No taxes will be withheld by Williams Scotsman at the time of payment, however, the amount of the discount will be taxable as ordinary income and such amount will be reflected in your Form W-2.

Assuming the same facts in the example under Question 4, above, the discount would be determined as follows:

Example:

Discount per share: =$28.25 minus $26.91 = $1.34

Total ordinary income added to W-2: $1.34 times 18 shares = $24.12

Treatment of Shares Purchased Under the ESPP in Previous Offer Periods

1.	What do I have to do to sell my shares?

If your shares are held by Deutsche Bank on your behalf, no action is required on your part. You will automatically receive a cash payment of $28.25 per share owned.

If you transferred your shares to another brokerage account, you will have to follow instructions as set forth in the proxy statement to receive your cash payment.

2.	How do I calculate my cash payment?

The following example illustrates how the payment would be determined assuming you had previously purchased and hold 100 shares under the ESPP:

Example:

Number of shares owned:	100

Cash Payment: $28.25 times 100 shares = $2,825

3.	Will my cash payment be taxed?

You will receive the full amount of your cash payment. No taxes will be withheld by William Scotsman at the time of payment. A portion of your cash payment will be subject to ordinary income tax and a portion will be subject to capital gain treatment. The portion of your cash payment that is taxable as ordinary income will be equal to the fair market value of your shares at the time they were exercised minus the discounted purchase price of such shares for each ESPP offering period; provided however, that if the sale is effective on or after

November 1, 2007, the portion of your cash payment attributable to shares purchased in the offering period that began on November 1, 2005 (the “First ESPP Offering Period”), that is taxable as ordinary income will be equal to the fair market value of those shares on the date the option to purchase those shares was granted minus the discounted purchase price for such shares (i.e., 95.25% of the fair market value of a share of common stock on the first day of the offering period). Any portion of your cash payment that is taxable as ordinary income will be included in your W-2. The excess of $28.25 per share, over your adjusted basis in the shares (i.e., the sum of the amount you paid for your shares plus the amount taxable to you as ordinary income), will be either short-term or long-term capital gain, depending on how long you held the shares prior to the effective time of the sale.

4.	How do I determine the amount of ordinary income I will realize on the disposition of my shares in the sale?

The amount of ordinary income will depend on the purchase price discount you received at the time of purchase of your shares, and the date on which the sale is completed. The following chart outlines the FMV and purchase prices for each offer period and the discount for each purchase.

Offer Period	Offer Period Begin Date	Offer Period End Date	FMV on Offer Period Begin Date	Discount at Offer Period Begin Date	FMV on Purchase Date	Purchase Price	If sale is completed prior to November 1, 2007: Discount/ Taxable Compensation per Share	If sale is completed on or after November 1, 2007 Discount/ Taxable Compensation per Share
#1	11/01/2005	12/30/2005	$15.25	$.72	$17.28	$16.46	$ .82	$.72
#2	01/01/2006	06/30/2006	n/a	n/a	$21.69	$20.66	$1.03	$1.03
#3	07/01/2006	12/31/2006	n/a	n/a	$19.62	$18.69	$ .93	$ .93
#4	01/01/2007	06/30/2007	n/a	n/a	$23.81	$22.68	$1.13	$1.13

5.	How do I pay taxes on this cash payment?

You are responsible for paying any applicable taxes. You will receive either a Form 1099 or Form W-2 in January that will contain information for your tax return. Please keep such information and this document in a safe place as they contain information you will need to help you complete your tax return.

6.	Will there be a commission charged in connection with the disposition of the shares in the sale?

No, there will be no commission charge.

7.	When will I receive my cash payment?

You can anticipate receiving your cash payment directly from Deutsche Bank via check mailed to your home address after the effective time of the sale.

General Questions

1.	Who do I call if I have questions on the tax treatment of the payment I will receive and the disposition of the shares in the sale?

You should consult a qualified tax advisor to get advice on how to report the tax consequences of the sale transaction on your tax return.

2.	Who do I call if I have any questions?

You may contact Julie Leard in Human Resources at 1-800-638-6963 ext. 35357 or julie.leard@willscot.com.

Cautionary Language Concerning Forward-Looking Statements

Statements herein regarding the proposed transaction between Ristretto Group S.a.r.l., Ristretto Acquisition Corp., Ristretto Holdings SCA and Williams Scotsman International, Inc., future financial and operating results, benefits and synergies of the transaction, future opportunities for the combined company and any other statements about future expectations constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon current beliefs and expectations and are subject to significant risks and uncertainties. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward looking statements, including: the ability to obtain governmental approvals of the transaction on the proposed terms and schedule and the failure of Williams Scotsman International, Inc.’s stockholders to approve the transaction. Additional factors that may affect future results are contained in Williams Scotsman International, Inc.'s filings with the Securities and Exchange Commission (“SEC”), including Williams Scotsman International, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2006, which are available at the SEC’s Web site http://www.sec.gov. The information set forth herein speaks only as of the date hereof, and any intention or obligation to update any forward looking statements as a result of developments occurring after the date hereof is hereby disclaimed.

Important Additional Information Will Be Filed With The SEC

In connection with the proposed transaction, Williams Scotsman International, Inc. has filed a preliminary Proxy Statement with the SEC and plans to file a final Proxy Statement with the SEC. Investors and security holders of Williams Scotsman International, Inc. are urged to read the Proxy Statement and any other relevant documents filed with the SEC when they are available because they will contain important information about Williams Scotsman International, Inc., the proposed transaction and related matters. The final Proxy Statement will be mailed to stockholders of Williams Scotsman International, Inc. Investors and security holders of Williams Scotsman International, Inc. will be able to obtain copies of the final Proxy Statement, when they become available, as well as other filings with the SEC that will be incorporated by reference into such documents, containing information about Williams Scotsman International, Inc., without charge, at the SEC’s Internet site (http://www.sec.gov). These documents may also be obtained for free from Williams Scotsman International, Inc. by directing a request to Williams Scotsman International, Inc., Investor Relations, 8211 Town Center Drive, Baltimore, Maryland 21236 or at Williams Scotsman International, Inc.’s Investor Relations page on its corporate website at www.willscot.com.

Participants in Solicitation

Williams Scotsman International, Inc. and its respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from Williams Scotsman International, Inc.’s stockholders in respect of the proposed transaction. Information regarding Williams Scotsman International, Inc.’s participants is available in Williams Scotsman International, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2006, and Williams Scotsman International, Inc.’s proxy statement, dated March 30, 2007, for its 2007 annual meeting of stockholders, which are filed with the SEC. Additional information regarding the interests of such participants is included in the preliminary Proxy Statement filed with the SEC and will be included in the final Proxy Statement to be filed with the SEC.

Exhibit 99.2

Treatment of Stock Options – FAQ

In anticipation of the sale of Williams Scotsman to Ristretto, we’ve compiled some information regarding the treatment of your stock options. Upon the effective time of the sale, Williams Scotsman will no longer be a publicly traded company and all of the company’s stockholders and option holders will receive a cash payment in exchange for their stock or stock options.

1.	What will happen to my stock options?

Your stock options, whether vested or unvested, will be cancelled in exchange for the right to receive a cash payment, as follows:

•

With respect to stock options granted prior to July 5, 2007, the cash payment will be payable as promptly as reasonably practicable (but no later than five business days following the effective time of the sale).

•

With respect to the stock options granted on July 5, 2007, the cash payment will be payable on the first anniversary of the effective time of the sale or, if earlier, upon termination of your employment; provided that this cash payment will be forfeited, if prior to the first anniversary of the effective time of the sale your employment is terminated by Williams Scotsman for cause or you voluntarily terminate your employment without good reason, as such term is defined in your employment agreement.

2.	How much is the cash payment?

The cash payment for each stock option will be equal to $28.25 per share of stock subject to the stock option (which is the amount per share that shareholders are receiving in the sale transaction), minus the exercise price of the option. The cash payment will not include any interest and will be subject to applicable tax withholdings.

3.	Do I have to do anything to receive my cash payment?

No. Upon the effective time of the sale transaction with Ristretto, any outstanding unexercised stock options will be cancelled and you will automatically become entitled to receive the payments on the terms described above. The cash payments will be processed through our payroll system.

4.	What if I have unvested stock options?

The cash payments described above will apply to all outstanding unexercised options, whether vested or unvested, subject to Paragraph 1 above.

5.	What is the exercise price of my stock options?

The exercise price of each stock option is the amount at which the shares underlying the stock options may be purchased, as indicated in the stock option agreement distributed to you at the time of the stock option grant. The attached statement shows each outstanding grant.

6.	How do I determine my payout?

The following example illustrates how the cash payment would be calculated assuming you held 1,000 stock options with an exercise price of $21.00 per share.

Example:

Number of stock options: 1,000

Exercise Price: $21.00

Cash Payment: ($28.25 -$21.00) times 1,000 =$7,250

Amount Payable: $7,250 (less tax withholdings)

7.	Will my cash payment be taxed?

Yes. The cash payments for your cancelled stock options are considered compensation (i.e., supplemental wage payments) subject to ordinary income tax and all applicable payroll and withholding taxes. In determining the proper amount to withhold from these payments, Williams Scotsman may choose to apply the optional Federal tax flat withholding rate for supplemental wages, which is 25%. This method may only be used if the aggregate supplemental wage payments that you receive during the calendar year do not exceed $1,000,000, are not paid concurrently with regular wages (or are separately stated on the payroll records), and income taxes have been withheld from your regular wages during the calendar year. Alternatively, these payments may be aggregated with your wage payments to be paid during the payroll period or calendar year in which the supplemental wages are paid, and subject to the same payroll and withholding taxes to which your normal wage payments are subject (i.e., applicable State, Federal, Social Security and Medicare taxes). If, however, your aggregate 2007 supplemental earnings exceed $1,000,000 then the required minimum federal tax withholding will be 35% on all income above $1,000,000. (Supplemental wage payments include bonuses, commission, and equity compensation).

8.	Can I elect to have Federal tax withheld at greater than the minimum rate?

You may elect to have federal tax withheld at a rate of higher than the minimum rate. Human resources will contact you a few weeks before the cash payout to make your tax withholding election.

Prior to making this election you should consult a qualified tax advisor for guidance on how your cash payment will affect your tax liability.

9.	Will there be a commission charged in connection with this cash payout?

No, there will not be a commission charged in connection with this cash payout.

10.	Who do I call if I have questions on the tax treatment of the payment I will receive and the disposition of the shares in the sale?

You should consult a qualified tax advisor to get advice on how to report the tax consequences of the sale transaction on your tax return.

11.	Who do I call if I have any questions?

You may contact Julie Leard in Human Resources at 1-800-638-6963 ext. 35357 or julie.leard@willscot.com.

Cautionary Language Concerning Forward-Looking Statements

Statements herein regarding the proposed transaction between Ristretto Group S.a.r.l., Ristretto Acquisition Corp., Ristretto Holdings SCA and Williams Scotsman International, Inc., future financial and operating results, benefits and synergies of the transaction, future opportunities for the combined company and any other statements about future expectations constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon current beliefs and expectations and are subject to significant risks and uncertainties. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward looking statements, including: the ability to obtain governmental approvals of the transaction on the proposed terms and schedule and the failure of Williams Scotsman International, Inc.’s stockholders to approve the transaction. Additional factors that may affect future results are contained in Williams Scotsman International, Inc.'s filings with the Securities and Exchange Commission (“SEC”), including Williams Scotsman International, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2006, which are available at the SEC’s Web site http://www.sec.gov. The information set forth herein speaks only as of the date hereof, and any intention or obligation to update any forward looking statements as a result of developments occurring after the date hereof is hereby disclaimed.

Important Additional Information Will Be Filed With The SEC

In connection with the proposed transaction, Williams Scotsman International, Inc. has filed a preliminary Proxy Statement with the SEC and plans to file a final Proxy Statement with the SEC. Investors and security holders of Williams Scotsman International, Inc. are urged to read the Proxy Statement and any other relevant documents filed with the SEC when they are available because they will contain important information about Williams Scotsman International, Inc., the proposed transaction and related matters. The final Proxy Statement will be mailed to stockholders of Williams Scotsman International, Inc. Investors and security holders of Williams Scotsman International, Inc. will be able to obtain copies of the final Proxy Statement, when they become available, as well as other filings with the SEC that will be incorporated by reference into such documents, containing information about Williams Scotsman International, Inc., without charge, at the SEC’s Internet site (http://www.sec.gov). These documents may also be obtained for free from Williams Scotsman International, Inc. by directing a request to Williams Scotsman International, Inc., Investor Relations, 8211 Town Center Drive, Baltimore, Maryland 21236 or at Williams Scotsman International, Inc.’s Investor Relations page on its corporate website at www.willscot.com.

Participants in Solicitation

Williams Scotsman International, Inc. and its respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from Williams Scotsman International, Inc.’s stockholders in respect of the proposed transaction. Information regarding Williams Scotsman International, Inc.’s participants is available in Williams Scotsman International, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2006, and Williams Scotsman International, Inc.’s proxy statement, dated March 30, 2007, for its 2007 annual meeting of stockholders, which are filed with the SEC. Additional information regarding the interests of such participants is included in the preliminary Proxy Statement filed with the SEC and will be included in the final Proxy Statement to be filed with the SEC.